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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

AMENDMENT NO. 1 TO
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 3, 2000

GlobalMedia.com
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

0-23491 (Commission File Number)	91-1842480 (IRS Employer Identification No.)
400 Robson Street, Vancouver, BC Canada (Address of Principal Executive Offices)	V6B 2B4 (Zip Code)

(604) 688-9994
(Registrant's Telephone Number, Including Area Code)

Global Media Corp.
(Former Name or Former Address, if Changed Since Last Report)

Item 2.  Acquisition or Disposition of Assets.

    On August 3, 2000 the Registrant entered into and closed an Asset Purchase Agreement (the "Agreement") with Magnitude Network, Inc., a Delaware corporation ("Magnitude"), located in Chicago, Illinois. The assets acquired were assets used by the Online Media and Streaming Solutions business of Magnitude (the "Business"). These assets include:

  (i)
  all computer software programs developed and/or used by Magnitude in connection with the Business (the "Software");

  (ii)
  all registered and unregistered trademarks, service marks, trade names and design marks used by Magnitude in association with the business;

  (iii)
  all third-party Internet domain names which are registered in the name of Magnitude and/or which are registered by other persons for the benefit of Magnitude (the "Domain Names");

  (iv)
  all Internet web sites developed, maintained and/or used by Magnitude in connection with the Business, (the "Web Sites") including the rights of Magnitude in the literary, artistic, musical and dramatic works used in the development of such web sites and/or accessible to viewers of such Web Sites;

  (v)
  all databases of information compiled from the operation of such Web Sites and all Software used to develop, operate, support, maintain and modify such web sites, all inventions, methods and processes, whether patentable or not, and all discoveries, ideas, concepts, know-how, trade secrets and other confidential information of Magnitude in connection with the Software, the Web Sites and the Business and all other intangible intellectual property assets of Magnitude used in connection with the Business not otherwise specified above;

  (vi)
  all world-wide patent, copyright, trademark, trade secret, mask work and other industrial and intellectual property rights in connection with the Magnitude intellectual property (the "Intellectual Property Rights");

  (vii)
  all rights, permits, licenses, orders ratings and approvals of Magnitude, to the extent assignable, under certain contracts, agreements or instruments of Magnitude in connection with the Business;

  (viii)
  all federal, state or local governmental or regulatory authorizations that are held by Magnitude and relate to the Business, to the extent the same are transferable; and

  (x)
  certain equipment consisting primarily of computers.

    Pursuant to the Agreement, the Registrant entered into a License Agreement with Magnitude whereby the Registrant granted Magnitude, a worldwide, royalty-free, sub-licensable right and license to use, modify, distribute, exploit and copy the Software and Intellectual Property Rights obtained in the Agreement with Magnitude.

    Pursuant to the Agreement, the Registrant and iCast Corporation., a Delaware corporation ("ICast") entered into a Non-Solicitation Agreement whereby ICast agreed that it will not, without the prior written consent of the Registrant, during the period of one (1) year, from the date of the Agreement, directly or indirectly, solicit or aid in the solicitation of any Magnitude customers for the purpose of providing goods or services to such customers that are similar to or competitive with the goods and services that were previously provided to such customers as part of Magnitude's Business. ICast further agreed that it will not, without the prior written consent of the Registrant, during the period of one (1) year from the date of the Agreement directly or indirectly, (a) solicit for employment any person who is, at the time of such solicitation, employed by the Registrant, provided, however, that this shall exclude any general solicitation which ICast may make through advertising or third party recruiting companies; (b) induce any person to leave his employment with the Registrant; or (c) employ any person who was an employee of the Registrant at any time during such one (1) year period.

    Pursuant to the Agreement, the Registrant assumed certain liabilities in connection with the assigned contracts and took an assignment of Magnitude's lease on its offices in Chicago, Illinois through December 31, 2000.

    Pursuant to the Agreement, the Registrant received a cash payment of $238,715 from Magnitude and gave the following consideration to Magnitude:

  (i)
  1,665,944 shares of restricted common stock;

  (ii)
  416,485 shares of restricted common stock which are subject to an Escrow Agreement whereby the shares are to be held for twelve months against any claims for indemnification for unpaid liabilities of Magnitude; and

  (iii)
  a Common Stock Purchase Warrant to acquire 2,000,000 shares of common stock at $3.60 per share.

    The shares of common stock and the common stock underlying the Warrant carry certain registration rights which require the Registrant to file a registration statement allowing the public resale of the shares by Magnitude. In the event the Registrant is unable to obtain the effectiveness of the registration within 150 days of closing (January 4, 2001), Magnitude will be issued additional shares of common stock in an amount equal to the result obtained by dividing $120,000 by the average of the last reported sales price per share over the five consecutive trading days ending January 4, 2001.

    The transaction is valued at approximately $6 million based upon the 1,665,944 shares plus the 416,485 shares of common stock held in escrow and determined by dividing $6 million by the average of the last reported sales price per share of the Registrant's common stock on the Nasdaq National Market over the five (5) consecutive trading days ending on the trading day that was four trading days prior to but not including the Closing Date, which was $2.88 per share.

    The transaction is to be accounted for as a purchase.

    The Registrant intends to use the assets in substantially the same manner as used by Magnitude.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

  (a)
  Financial Statements of Magnitude

    The financial statements of Magnitude required to be filed with this Form 8-K/A are attached to this report as pages F-1 to F-10.

  (b)
  Pro Forma Financial Statements giving effect to the Acquisition

    The pro forma financial data required to be filed with this Form 8-K/A are attached to this report as pages P-1 to P-5.

  (c)
  Exhibits

99.6	Asset Purchase Agreement, dated August 3, 2000, between Registrant and Magnitude*
99.7	License Agreement, dated August 3, 2000, between Registrant and Magnitude*
99.8	Non-Solicitation Agreement, dated August 3, 2000, between Registrant and ICast*
99.9	Escrow Agreement, dated as of August 3, 2000, among Registrant, Magnitude, and State Street Bank and Trust Company*
99.10	Common Stock Purchase Warrant, dated August 3, 2000, from Registrant to Magnitude*
99.11	Press Release, dated August 4, 2000*

*
Incorporated by reference to the Company's Current Report on Form 8-K filed with the Commission on August 18, 2000.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALMEDIA.COM
Date: October 17, 2000	By:	/s/ L. JAMES PORTER L. James Porter Chief Financial Officer, VP Finance, Secretary and Treasurer (principal accounting officer)

INDEX TO EXHIBITS

99.6	Asset Purchase Agreement, dated August 3, 2000, between Registrant and Magnitude*
99.7	License Agreement, dated August 3, 2000, between Registrant and Magnitude*
99.8	Non-Solicitation Agreement, dated August 3, 2000, between Registrant and ICast*
99.9	Escrow Agreement, dated as of August 3, 2000, among Registrant, Magnitude, and State Street Bank and Trust Company*
99.10	Common Stock Purchase Warrant, dated August 3, 2000, from Registrant to Magnitude*
99.11	Press Release, dated August 4, 2000*

*
Incorporated by reference to the Company's Current Report on Form 8-K filed with the Commission on August 18, 2000.

Independent Auditor's Report

To Magnitude Network, Inc.
Chicago, Illinois

    We have audited the accompanying balance sheet of Magnitude Network, Inc. as of July 31, 1999, and the related statements of operations, members' capital and cash flows for the six-month periods ended July 31, 1999 and February 1, 1999. In addition, we have audited the statement of net assets in liquidation as of July 31, 2000 and the related statement of changes in net assets in liquidation, stockholders' deficit and cash flows for the year ended July 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    As described in Note 8 to the financial statements, the stockholders of Magnitude Network, Inc. have approved the sale of certain assets of the Company and that the Company will cease operations after the sale has commenced. As a result, the Company has changed its basis of accounting for July 31, 2000 and subsequent periods from the going-concern basis to a liquidation basis.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Magnitude Network, Inc. as of July 31 1999, and the results of its operations and its cash flows for the periods ended July 31, 1999 and February 1, 1999, its net assets in liquidation as of July 31, 2000, and changes in its net assets in liquidation and its cash flows for the year ended July 31, 2000, in conformity with generally accepted accounting principles applied on the bases described in the preceding paragraph.

/s/ Olive LLP

Olive LLP

Evansville, Indiana
August 30, 2000

MAGNITUDE NETWORK, INC.

Statement of Changes in Net Assets in Liquidation and Statement of Operations

	Year Ended July 31, 2000	Period from February 2, 1999 to July 31, 1999	Period from August 1, 1998 to February 1, 1999
Net Sales	$547,908	$218,068	$237,995

Operating Expenses
Cost of sales and revenues	3,020,104	787,984	416,121
Selling and marketing	623,206	524,627	411,141
General and administrative	18,504,362	3,379,462	920,571

	22,147,672	4,692,073	1,747,833

Operating loss	(21,599,764)	(4,474,005)	(1,509,838)

Other Income (Expense)
Interest income	478	7,746
Interest expense	(241,984)	(12,789)	(724)

	(241,506)	(5,043)	(724)

Net Loss	$(21,841,270)	$(4,479,048)	$(1,510,562)

See notes to financial statements.

MAGNITUDE NETWORK, INC.

Statement of Net Assets in Liquidation and Balance Sheet

	July 31
	2000	1999
Assets
Current Assets
Cash and cash equivalents	$188,663	$15,179
Accounts receivable—trade	68,701	360,534
Accounts receivable—related party	2,200,326	680,088
Prepaid and sundry assets	6,377	25,350

Total current assets	2,464,067	1,081,151

Property and Equipment	432,641	385,896

Other Assets
Goodwill, net of accumulated amortization of $18,140,563 and $2,284,426	4,572,742	20,428,879
Other		6,038

	4,572,742	20,434,917

	$7,469,450	$21,901,964

Liabilities and Stockholders' Equity
Current Liabilities
Excess of outstanding checks over bank balances	$485,731
Current maturities of capital lease		$61,056
Accounts payable	34,955	577,612
Accrued expenses	1,123,854	113,790
Accounts payable—CMGI	7,928,578	1,377,666

Total current liabilities	9,573,118	2,130,124

Long-Term Debt—Capital lease		34,238

Stockholders' Deficit and Members' Capital
Common stock, par value $0.01 per share Authorized—20,000,000 shares Issued and outstanding—1,141,321 shares	11,413
Preferred stock, par value $0.01 per share Authorized—20,000,000 shares Issued and outstanding—13,572,583 shares	135,726
Additional paid-in capital	24,069,511
Accumulated deficit	(26,320,318)
Members' capital		19,737,602

	(2,103,668)	19,737,602

	$7,469,450	$21,901,964

See notes to financial statements.

MAGNITUDE NETWORK, INC.
Statement of Stockholders' Deficit and Members' Capital

	Number of Shares	Common Stock	Number of Shares	Preferred Stock	Additional Paid-in Capital	Accumulated Deficit	Contributed Capital	Accumulated Losses	Total
Balances, August 1, 1998							$2,203,004	$(2,222,421)	$(19,417)
Capital contribution							3,033,324		3,033,324
Net loss								(1,510,562)	(1,510,562)

Balances, February 1, 1999							5,236,328	(3,732,983)	1,503,345
Sale of membership interest							18,980,322	3,732,983	22,713,305

Balances, February 2, 1999							24,216,650		24,216,650
Net loss								(4,479,048)	(4,479,048)

Balances, July 31, 1999							24,216,650	(4,479,048)	19,737,602
Conversion from LLC to C Corporation	1,141,321	$11,413	13,572,583	$135,726	$24,069,511	$(4,479,048)	(24,216,650)	4,479,048
Net loss						(21,841,270)			(21,841,270)

Balances, July 31, 2000	1,141,321	$11,413	13,572,583	$135,726	$24,069,511	$(26,320,318)	$0	$0	$(2,103,668)

See notes to financial statements.

MAGNITUDE NETWORK, INC.

Statement of Cash Flows

	Year Ended July 31, 2000	Period from February 2, 1999 to July 31,1999	Period from August 1, 1998 To February 1, 1999
Operating Activities
Net loss	$(21,841,270)	$(4,479,048)	$(1,510,562)
Adjustments to reconcile net loss to net cash provided (used) by operating activities
Depreciation and amortization	220,784	70,211	49,152
Amortization of goodwill	4,568,852	2,284,426
Goodwill impairment	11,287,285
Changes in assets and liabilities
Accounts receivable—trade	291,833	(129,191)	(231,343)
Prepaid and sundry assets	18,973	15,861	(38,578)
Other assets	6,038	1,098	1,098
Accounts payable	(542,657)	124,902	452,710
Accounts payable—CMG1	6,550,912	1,377,666	(800,000)
Accrued expenses	1,010,064	72,485	41,305

Net cash provided (used) by operating activities	1,570,814	(661,590)	(2,036,218)

Investing Activities
Purchases of property and equipment	(267,529)	(80,371)	(48,105)
Accounts receivable—related party	(1,520,238)	(650,088)
Goodwill		(22,713,305)

Net cash used by investing activities	(1,787,767)	(23,443,764)	(48,105)

Financing Activities
Net increase in excess of outstanding checks over bank balances	485,731
Payments on capital lease obligation	(95,294)	(23,628)	(19,926)
Additional paid-in capital		22,713,305
Capital contributions			3,033,324

Net cash provided by financing activities	390,437	22,689,677	3,013,398

Net Increase (Decrease) in Cash and Cash Equivalents	173,484	(1,415,677)	929,075
Cash and Cash Equivalents, Beginning of Year	15,179	1,430,856	501,781

Cash and Cash Equivalents, End of Year	$188,663	$15,179	$1,430,856

Supplemental Cash Flows Information
Capital lease obligations incurred for use of equipment			$49,715

See notes to financial statements.

MAGNITUDE NETWORK, INC.

Notes to Financial Statements

Note 1—Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

    Magnitude Network, Inc. (Company) delivers online media solutions to broadcasters, advertisers, and listeners, streaming their broadcast content and rich-media ads over the internet. These solutions include e-commerce, website development, streaming media, advertising sales, serving advertisements, creating advertisements, content integration, and unique database application development.

    The preparation of financial statements in conformity with the liquidation method of accounting requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

    Cash and cash equivalents consist of bank deposits in federally insured accounts. At July 31, 2000, the Company's cash accounts exceeded federally insured limits by approximately $65,000.

    For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments, if any, purchased with an original maturity of three months or less to be cash equivalents.

Property and Equipment

    Property and equipment are carried at cost. The Company provides for depreciation using annual rates which are sufficient to amortize the costs of depreciable assets over their estimated useful lives. Depreciation is computed using straight-line and accelerated methods over estimated useful lives ranging from three to seven years. The net book value recorded approximates the fair market value.

Intangible Assets

    The Company has goodwill. Amortization is computed using the straight-line method over five years.

Revenue and Cost Recognition

    Revenue from cash agreements is recognized currently as the work is performed. Revenue from advertising barter agreements is recognized as the fair value of the advertising becomes determinable, usually at the time of conversion. Costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs, and depreciation costs. General and administrative costs are charged to expense as incurred.

Bad Debts

    Trade accounts receivable are considered fully collectible and approximate fair market value; therefore, no allowance for bad debts has been provided.

Income Taxes

    At the end of the year the Company has substantial deferred tax assets that have been completely reserved due to the inability in the liquidation of the Company to realize the tax benefits.

Website Development Costs

    Costs incurred for website development are expensed as incurred.

Bartering Contracts

    The Company has bartering contracts for advertising. The fair market value of these contracts and the related income and expense are not readily determinable, and therefore, are not recorded.

Statement of Operations Presentation

    The statements of operations for the fiscal year ended July 31, 1999 have been presented in two six-month periods to represent the operations before and after the change in ownership in February 1999 (see Note 8). The statement of operations for the six-month period ended July 31, 1999 and the statement of changes in net assets in liquidation for the year ended July 31, 2000 include amortization expense for the push-down accounting adjustments relating to the change in ownership.

Note 2—Property and Equipment

    Property and equipment consist of the following:

	July 31
	2000	1999
Radio and Magbox equipment	$424,862	$289,828
Video streaming equipment	23,970
Computer equipment	272,425	205,545
Furniture and fixtures	15,849	15,121
Server equipment	44,935	44,935
Software	45,070	3,864
Leasehold improvements	12,500	12,500

Total cost	839,611	571,793
Accumulated depreciation and amortization	(406,970)	(185,897)

	$432,641	$385,896

Note 3—Leases

    The Company was obligated under a capital lease for Magbox and related equipment that would expire on February 28, 2001. The buyout option was exercised on July 1, 2000. At July 31, 1999, the gross amounts of plant and equipment and related accumulated amortization recorded under capital leases were as follows:

July 31 1999
Magbox and related equipment	$138,848
Accumulated amortization	(41,955)

$96,893

    Amortization of assets held under capital leases is included with depreciation expense.

    The Company also has a noncancellable operating lease for office space. Rental expense for this lease consisted of $101,089 and $70,692 for the years ended July 31, 2000 and 1999. The remaining lease term was bought out and expensed.

Note 4—Related Party Transactions

    Transactions with related parties which had an effect on the operations of the Company, except minor items, are summarized as follows:

	Year Ended July 31
	2000	1999
Connectivity, bandwidth, and hosting expense	$867,103	$130,270
Revenue	17,619

    Included in the balance sheet are the following amounts which resulted from the related party transactions:

	July 31
	2000	1999
Accounts receivable
iCast—due on demand, 7% interest	$2,200,326	$680,088
Accounts payable
Engage Technologies, Inc.—due on demand		110,000
CMGI—due on demand, 7% interest	7,928,578	1,377,666

Note 5—Sale of Membership Interest

    On February 2, 1999, the members sold 92% of their interest in the Company to CMG Information Services, Inc. (CMGI) for $24,098,019. The sale was accounted for as a purchase and the excess of cost over purchase price was $22,713,305, which was being amortized over five years on the straight-line method. The Company was accounted for by CMGI on a consolidated basis with CMGI as the primary reporting entity.

Note 6—Incentive Stock Option Plan

    In February 1999, the Company adopted an incentive stock option plan for key employees. There were no options exercised and the plan ceased to exist on August 3, 2000 (see Note 9).

Note 7—Conversion from LLC to C Corporation

    On December 22, 1999, Magnitude Network, LLC (the LLC) merged with the Company, with the Company being the surviving entity. The merger was accounted for in a manner similar to a pooling of interest. The Company gave the members of the LLC shares of stock equal to their equity interest in the LLC. The LLC contributed all of its assets to the Company. The statement of operations includes the results of the operations for the LLC for the period of August 1, 1998 through December 22, 1999.

Note 8—Goodwill Impairment

    On August 3, 2000, CMGI sold certain assets of the Company for $6,000,000 in Globalmedia.com (GLMC) stock and warrants and will cease operations. Based on the transaction including significantly all property and equipment, trademarks, customer contracts, domain names, and calling for the Company not to compete, the remaining net book value of the goodwill was deemed impaired. The amount of the impairment is included in general and administrative expenses and was calculated as follows:

Goodwill		$22,713,005
Accumulated amortization		(6,853,278)

Net book value		15,859,727
Sales price	$6,000,000
Assets sold	(430,558)
Accrued closing costs	(997,000)

Remaining value of goodwill		4,572,442

Amount of goodwill impairment		$11,287,285

Note 9—Subsequent Event

    On August 3, 2000, the Company sold certain assets to GLMC for common stock and warrants valued at approximately $6,000,000. The assets sold include property and equipment, customer contracts, and all intellectual assets. Additionally, GLMC assumed the liabilities for all obligations and commitments of the Company under the assigned contracts. The Company will cease operations after the sale.

UNAUDITED PRO FORMA FINANCIAL DATA

    The following Unaudited Pro Forma Financial Data for the most recent unaudited period of GlobalMedia.com (the "Company") and the most recent restated audited period of Magnitude Network, Inc. gives effect to the acquisition of Magnitude Network, Inc. by the Company on a combined basis.

    The Unaudited Pro Forma Financial Data is based on the assumptions and adjustments described in the accompanying notes, which the Company believes are reasonable. The Unaudited Pro Forma Consolidated Statements of Loss and Comprehensive Loss does not purport to represent what the Company's losses actually would have been if the event described above had occurred as of the periods indicated or what such results will be for any future periods. The Unaudited Pro Forma Financial Data and accompanying notes should be read in conjunction with the historical financial statements of the Company and Magnitude Network, Inc., including the notes thereto.

    The acquisition referred to in this Unaudited Pro Forma Financial Data has been accounted for using the purchase method of accounting. Accordingly, the assets acquired and liabilities assumed have been recorded at their fair values as of the date of acquisition. The Company does not believe that any changes to these estimates that may occur will have a material impact on the Unaudited Pro Forma Financial Data.

GlobalMedia.com

Unaudited Pro Forma Financial Statements

Unaudited Consolidated Statements of Loss
and Comprehensive Loss

	GlobalMedia Nine Months Ended April 30, 2000	Magnitude Year Ended July 31, 2000	Adjustments	Combined
Sales	$318,908	$547,908	$—	$866,816
Cost of sales	305,868	3,020,104	—	3,325,972

Gross profit	13,040	(2,472,196)	—	(2,459,156)

Operating expenses
Depreciation and amortization	751,292	—	—	751,292
General and administrative	2,301,969	18,504,362	—	20,806,331
Sales and marketing	3,153,876	623,206	—	3,777,082
Shareholder communications	338,754	—	—	338,754
Technical operations and development	1,727,313	—	—	1,727,313

	8,273,204	19,127,568	—	27,400,772

Loss from continuing operations and before other items	(8,260,164)	(21,599,764)	—	(29,859,928)
Other items
Interest and foreign exchange	(90,205)	(241,506)	—	(331,711)

Loss and comprehensive loss for the period	$(8,350,369)	$(21,841,270)	$—	$(30,191,639)

Basic and fully diluted loss per common share	$(0.37)	(10.49)	—	$(1.25)

Weighted average shares used in the computation of loss per share	22,596,167	2,082,429	—	24,188,088

Unaudited Consolidated Balance Sheets

	GlobalMedia Nine Months Ended April 30, 2000	Magnitude Year Ended July 31, 2000	Adjustments	Combined
ASSETS
Current
Cash and cash equivalents	$7,849,694	$188,663	$(188,663)	$7,849,694
Other current assets	513,370	2,275,404	(2,275,404)	513,370

	8,363,064	2,464,067	(2,464,067)	8,363,064
Capital assets	4,792,916	432,641	—	5,225,557
Intangible assets	—	4,572,742	994,617	5,567,359

	$13,155,980	$7,469,450	$(1,469,450)	$19,155,980

LIABILITIES AND SHAREHOLDERS' EQUITY
Current
Other current liabilities	$864,717	$9,573,118	$(9,573,118)	$864,717
Other Liabilities	68,074	—	—	68,074

	932,791	9,573,118	(9,573,118)	932,791

Commitments and contingencies
Convertible preferred shares	4,312,000	—	—	4,312,000
Shareholders' equity
Convertible preferred shares	3,202,674	135,726	(135,726)	3,202,674
Common shares	15,557	11,413	(11,413)	15,557

	3,218,231	147,139	(147,139)	3,218,231
Additional paid in capital	22,571,981	27,802,494	(21,802,494)	28,571,981
Deferred compensation	(2,945,625)	—	—	(2,945,625)
Deficit	(14,933,398)	(30,053,301)	30,053,301	(14,933,398)

	7,911,189	(2,103,668)	8,103,668	13,911,189

	13,155,980	7,469,450	(1,469,450)	19,155,980

Notes to Unaudited Pro Forma Financial Statements

Note 1. Balance Sheet Adjustments

    The assets which the Company acquired from Magnitude consisted of assignable contracts and capital assets. Consequently, the effect of Magnitude assets, liabilities and shareholders' equity on the Unaudited Pro Forma Balance Sheet have been adjusted to reflect the $6,000,000 purchase price allocated between goodwill and capital assets at their July 31, 2000 book value.

Note 2. Basis of Consolidation

    The Company's July 31, 2000 audited financial statements are not available, and are not yet required to be filed, at the time of filing this report. In addition, Magnitude's prior fiscal year end was February 1 which would not provide a useful comparison to the Company's fiscal 1999 results. These pro forma Financial Statements therefore include the Company's unaudited results from the third quarter ended April 30, 2000, and the Magnitude July 31, 2000 restated audited results.

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SIGNATURES
INDEX TO EXHIBITS
INDEX TO FINANCIAL STATEMENTS
INDEX TO UNAUDITED PRO FORMA DATA
UNAUDITED PRO FORMA FINANCIAL DATA
Unaudited Consolidated Statements of Loss and Comprehensive Loss
Unaudited Consolidated Balance Sheets